As filed with the Securities and Exchange Commission on October 6, 2023

Registration No. 333-198865

Registration No. 333-203933

Registration No. 333-211118

Registration No. 333-220316

Registration No. 333-222516

Registration No. 333-224866

Registration No. 333-231183

Registration No. 333-237978

Registration No. 333-255671

Registration No. 333-255674

Registration No. 333-266479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198865

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211118

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-220316

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-222516

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-224866

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231183

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-237978

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-255671

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-255674

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266479

UNDER

THE SECURITIES ACT OF 1933

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1195602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 St. Stephen’s Green Dublin 2, D02 E2X4, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Horizon Pharma, Inc. 2005 Stock Plan

Horizon Pharma, Inc. 2011 Equity Incentive Plan

Horizon Pharma, Inc. 2011 Employee Stock Purchase Plan

Horizon Pharma Public Limited Company 2014 Equity Incentive Plan

Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan

Horizon Pharma Public Limited Company 2014 Employee Share Purchase Plan

Horizon Therapeutics Public Limited Company 2020 Equity Incentive Plan

Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan

Horizon Therapeutics Public Limited Company 2020 Employee Share Purchase Plan

Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan

(Full titles of the plans)

c/o Amgen Inc.

Jonathan P. Graham, Esq.,

Executive Vice President, General Counsel and Secretary

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Francis J. Aquila Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4048

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments related to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by Horizon Therapeutics Public Limited Company (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “SEC”) are being filed to deregister any and all ordinary shares of the Registrant (the “Ordinary Shares”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.

Registration File No. 333-198865, filed with the SEC on September  19, 2014, relating to the registration of 1,133,798 Ordinary Shares for issuance under the Horizon Pharma, Inc. 2005 Stock Plan, 7,341,996 Ordinary Shares for issuance under the Horizon Pharma, Inc. 2011 Equity Incentive Plan, 1,201,769 Ordinary Shares for issuance under the Horizon Pharma, Inc. 2011 Employee Stock Purchase Plan, 22,052,130 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, 2,500,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan, and 10,465,879 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Employee Share Purchase Plan;

2.

Registration File No. 333-203933, filed with the SEC on May 7, 2015, relating to the registration of 14,000,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan;

3.

Registration File No. 333-211118, filed with the SEC on May 4, 2016, relating to the registration of 6,000,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan;

4.

Registration File No. 333-220316, filed with the SEC on September 1, 2017, relating to the registration of 1,200,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan;

5.

Registration File No. 333-222516, filed with the SEC on January 11, 2018, relating to the registration of 800,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan;

6.

Registration File No. 333-224866, filed with the SEC on May 11, 2018, relating to the registration of 10,800,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan;

7.

Registration File No. 333-231183, filed with the SEC on May  2, 2019, relating to the registration of 9,000,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan and relating to the registration of 750,000 Ordinary Shares for issuance under the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan;

8.

Registration File No. 333-237978, filed with the SEC on May  1, 2020, relating to the registration of 35,340,187 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company 2020 Equity Incentive Plan and 3,736,775 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company 2020 Employee Share Purchase Plan;

9.

Registration File No. 333-255671, filed with the SEC on April  30, 2021, relating to the registration of 7,000,000 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan;

10.

Registration File No. 333-255674, filed with the SEC on April  30, 2021, relating to the registration of 1,318,053 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan (Options) and 2,359,550 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan (Available); and

11.

Registration File No. 333-266479, filed with the SEC on August  3, 2022, relating to the registration of 4,800,000 Ordinary Shares for issuance under the Horizon Therapeutics Public Limited Company Amended and Restated 2020 Equity Incentive Plan and incorporating by reference the contents of Registration Statement No. 333-237978 and Registration Statement No. 333-255671.

These Post-Effective Amendments are being filed in connection with the closing on October 6, 2023, of the transactions contemplated by that certain Transaction Agreement, dated as of December 11, 2022 (the “Transaction Agreement”), by and among the Company, Amgen Inc., a Delaware corporation (“Parent”) and Pillartree Limited, a private limited company incorporated under the laws of Ireland and a wholly owned subsidiary of Parent (“Acquirer Sub”), whereby the Company became a wholly-owned subsidiary of Acquirer Sub.

As a result of the consummation of the transactions contemplated by the Transaction Agreement, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Thousand Oaks, California, on October 6, 2023.

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

By:	/s/ Aaron L. Cox
Aaron L. Cox Executive Vice President and Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the specified registration statements on Form S-8.